UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2004

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In April 2004, Adelphia Communications Corporation (the “Company”) announced that it would pursue a dual-track process for emergence from Chapter 11 of the United States Bankruptcy Code that involved both a potential sale of the Company and the continued pursuit of a stand-alone reorganization.  In an effort to maintain the continued employment of key employees during this prolonged emergence process, the Company has adopted a number of changes to its employee benefit programs.

On September 21, 2004, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered orders authorizing the Company to implement and adopt: (i) certain key employee continuity programs, including (a) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the “Stay Plan”) and (b) the Adelphia Communications Corporation Sale Bonus Program (as amended, the “Sale Plan” and, together with the Stay Plan, the “Continuity Program”); (ii) the Amended and Restated Adelphia Communications Corporation Performance Retention Plan (the “Performance Retention Plan”); (iii) certain amended severance programs, including (a) a Form of Amended and Restated Employment Agreement for Company Vice-Presidents (“VPs”) and Senior Vice-Presidents (“SVPs”) with existing employment agreements (the “Existing Employment Agreements”) with the Company (as amended, the “Form of Amended and Restated Employment Agreement”), (b) a Form of Employment Agreement for VPs that are not a party to an Existing Employment Agreement and for new hires at the VP and SVP level that join the Company after September 21, 2004 (the “New Form Employment Agreement”) and (c) the Amended and Restated Adelphia Communications Corporation Severance Plan, which provides for, among other things, certain enhanced benefits for Director-level employees of the Company (as amended, the “Amended Severance Plan” and, together with the Continuity Program, the Performance Retention Plan, the Form of Amended and Restated Employment Agreement and the New Form Employment Agreement, the “KERP Programs”).  The KERP Programs were, subject to Court approval, adopted by the Company’s Board of Directors (the “Board”) on June 10, 2004, August 5, 2004 and September 13, 2004.  Because certain employees of the Company who may be eligible to participate in the Continuity Program and the Performance Retention Plan are or may in the future be deemed “named executive officers” (as that term is defined in Item 402(a)(3) of Regulation S-K) of the Company, the Company is filing this Current Report on Form 8-K to disclose such employees' participation in such KERP Programs.  The Company intends to file any employment agreements entered into with named executive officers in connection with the KERP Programs within four (4) business days of entering into such agreements.  William T.  Schleyer, Chairman and Chief Executive Officer, Ron Cooper, President and Chief Operating Officer, Vanessa A. Wittman, Executive Vice President and Chief Financial Officer and Brad M. Sonnenberg, Executive Vice President, General Counsel and Secretary are not eligible to participate in the KERP Programs.

Continuity Program

As mentioned above, the Continuity Program consists of two distinct programs — the Stay Plan and the Sale Plan — which are each designed to motivate certain employees to remain with the Company.  In the event that the Company is sold and the bonuses under both the Stay Plan and the Sale Plan are payable, the total cost of the Continuity Program could reach approximately $30.8 million (including approximately $9.8 million payable under the Stay Plan, $18.0 million payable under the Sale Plan, and a $3.0 million pool from which the Company’s Chief Executive Offer (the “CEO”) may grant additional bonuses).

A.                                   Stay Plan

Subject to the terms of the Stay Plan, certain employees of the Company (the “Stay Participants”) may each be eligible to receive a cash payment in the form of a bonus (the “Stay Bonus”) if, subject to certain limited exceptions, these Stay Participants continue their active employment with the Company or one of its affiliates from the effective date of the Stay Plan to the payroll date immediately following the nine month anniversary of such effective date.  The CEO will select the Stay Participants and, subject to the review and approval of the Compensation Committee of the Board, will establish the amount of each Stay Participant’s Stay Bonus, subject to any aggregate amounts available under the Stay Plan.  The Board may amend, suspend or terminate the Stay Plan or any portion thereof at any time; provided, however, that unless the written consent of a Stay Participant is obtained, no such amendment or termination shall materially and adversely affect the rights of such Stay Participant.  The Stay Plan is in the process of being implemented although the Company has not yet granted any awards thereunder.

B.                                     Sale Plan

Under the terms of the Sale Plan, certain employees of the Company (the “Sale Participants”) may each be eligible to receive cash payments in the form of a bonus (the “Sale Bonus”) if, subject to certain limited exceptions, these Sale Participants continue their active employment with the Company or its successor until, and following, a “Change in Control” (as defined in the Sale Plan) of the Company.  Fifty percent (50%) of the Sale Bonus will be paid to eligible Sale Participants within ten business days of the effective date of the Change in Control and the remaining fifty percent (50%) of the Sale Bonus will be paid to eligible Sale Participants within ten business days of the six month anniversary of such effective date; provided that a Sale Participant’s employment has continued through such dates, subject to certain limited exceptions.  The Board may amend, suspend or terminate the Sale Plan or any portion thereof at any time; provided, however, that unless the written consent of a Sale Participant is obtained, no such amendment or termination shall materially and adversely affect the rights of such Sale Participant.  The CEO will select the Sale Participants and, subject to the review and approval of the Compensation Committee of the Board, will establish the amount of each Sale Participant’s Sale Bonus, subject to any aggregate amounts available under the Sale Plan.  The Company has not yet implemented or granted awards under the Sale Plan.

Performance Retention Plan

The Performance Retention Plan amends and restates the Company’s previously established long-term incentive plan.  The Performance Retention Plan provides for annual incentive awards to certain employees of the Company (the “Performance Retention Executives”) based on the Company’s performance.  The principal revisions to the Performance Retention Plan permit the Compensation Committee of the Board to pay the unvested portion of a Performance Retention Executive’s incentive award if such Performance Retention Executive’s employment is terminated in connection with a sale of any asset of the Company.  Any unvested portion of a Performance Retention Executive’s incentive award that is paid shall be paid based upon either the value established for each annual grant based on actual performance, if so established, or 100% achievement for any unvalued grants.

Amended Severance Program

Employees of the Company are currently afforded severance benefits either pursuant to the Company’s existing severance plan known as the Adelphia Communications Corporation Severance Plan (the “Severance Plan”) or pursuant to an Existing Employment Agreement.  Except for certain limited exceptions, all full-time employees of the Company that do not have Existing Employment Agreements (including certain VPs) are covered by the Severance Plan, which provides for severance pay in the event of a termination without “Cause” (as defined in the Severance Plan).  The recently approved modifications to these severance programs could cost the Company a maximum of $9.973 million (including $5.723 million in enhanced severance benefits and healthcare continuation, and $4.250 million in relocation reimbursement expenses) if each Director-level employee, VP and SVP was involuntarily separated from the Company and all eligible VPs and SVPs qualified for the maximum amount of relocation reimbursement.

A.                                   Form of Amended and Restated Employment Agreement and New Form of Employment Agreement

The Company will seek to (i) amend and restate all Existing Employment Agreements that the Company has with its VPs and SVPs by entering into the Form of Amended and Restated Employment Agreements with such VPs and SVPs and (ii) enter into a New Form Employment Agreement with all VPs that are not currently a party to an Existing Employment Agreement and all new employees hired at the level of VP or SVP.  As a result, all VPs and SVPs will have uniform agreements that reflect certain recently approved modifications, including (i) severance benefits upon resignation for “Good Reason” (as such term is defined in the relevant agreement); (ii) non-competition covenants; (iii) reimbursement for certain relocation expenses in the case of VPs and SVPs that are new hires or have relocated since March 2003 and are terminated under certain circumstances; and (iv) healthcare continuation coverage following a termination by the Company without Cause or by the VP or SVP with Good Reason for 12 months in the case of VPs and 24 months in the case of SVPs.  Certain VPs and SVPs that enter into the Form of Amended and Restated Employment Agreement or the New Form Employment Agreement, as the case may be, may also be eligible to participate in the Continuity Program and/or the Performance Retention Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADELPHIA COMMUNICATIONS CORPORATION

Date: September 27, 2004	By:	/s/ Vanessa A. Wittman
Vanessa A. Wittman
Executive Vice President and Chief Financial Officer